CORPORATE ACCESS NUMBER: 2013313669

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

ORE-MORE RESOURCES INC.
CHANGED ITS NAME TO **COUGAR OIL AND GAS CANADA INC.** ON 2010/02/04.